Exhibit 31.1

CERTIFICATION

I, B. John Lindeman, certify that:

1.	I have reviewed this Amendment to the Original Form 10-K of Calavo Growers, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 2, 2026	/s/ B. John Lindeman
B. John Lindeman
Chief Executive Officer